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                              TERMINATION AGREEMENT


         This Termination Agreement is made and entered into by and between Interactive Flight Technologies, Inc., a Delaware corporation ("IFT") and Hyatt Ventures, Inc., a Delaware corporation ("Hyatt) effective as of November 10, 1997.

         A. The parties hereto are parties to certain agreements including the Strategic Alliance Agreement dated as November 12, 1996 (the Strategic Agreement") and the Registration Rights Agreement dated as of November 12, 1996 (collectively, the "Prior Agreements") as well as the Amendment No. 2 to Amended and Restated Shareholders' Agreement dated as of November 12, 1996 (the "Shareholders' Agreement").

         B. Based on the current market for in-flight entertainment systems and other factors, IFT has requested and Hyatt has agreed that the parties discontinue the strategic alliance set forth in the Prior Agreements.

         C. As a result, except as set forth below the parties wish to terminate the Prior Agreements as set forth herein.

         Now, therefore, in consideration of these premises and the mutual covenants set forth herein, the parties hereto agree as follows:

         1. TERMINATION. All of the rights and obligations of the parties pursuant to the Prior Agreements are hereby terminated, except for (i) the rights of confidentiality set forth in Section 4.6 of the Strategic Agreement;
(ii) until December 31, 1999, the standstill rights set forth in Section 4.7 of the Strategic Agreement; (iii) the options set forth in Section 4.9 of the Strategic Agreement; (iv) until December 31, 1999, the rights to insurance set forth in Section 4.10 of the Strategic Agreement; (v) the rights to indemnification set forth in Section 4.11 of the Strategic Agreement; and (vi) the rights of set forth in Article 7of the Strategic Agreement for actions taken prior to the date hereof. The parties agree that no warrants were or are issuable pursuant to the Strategic Agreement. All of the obligations and rights of Hyatt under the Shareholders' Agreement are hereby terminated.

         2. RESIGNATIONS. Simultaneously with the execution hereof, John Pritzker and Adam Aaron are resigning from the Board of Directors of IFT.

         3. PUBLIC ANNOUNCEMENTS. Neither party shall issue or cause (or permit any of its direct affiliates to issue or cause) the publication of any press release or any other public announcement with respect to, or otherwise make any public statement concerning, the termination of their strategic alliance without the prior consent of the other, which consent shall not unreasonably withheld or except as may be required by law, regulation or by obligations pursuant to any listing agreement with any national securities exchange or the NASDAQ National Market System; provided, however, that in
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the event such disclosure is so required, the disclosing party shall give prior written notice of such disclosure to the non-disclosing party.

         4. GENERAL. The provisions of Sections 8.1, 8.2, 8.4, 8.5, 8.6, 8.7, 8.9, 8.10, 8.11 and 8.12 of the Strategic Agreement will continue for the purposes of this Agreement, and are hereby expressly incorporated herein as set forth herein and full, except that the term "Agreement" shall refer to this Termination Agreement, and the address of Theodore E. Guth shall be changed to Guth Rothman & Christopher LLP, 10866 Wilshire Boulevard, Suite 1250, Los Angeles, California 90024.

         In witness whereof, each of IFT and Hyatt has caused this agreement to be executed by its duly authorized officer, in each case as of the date first written above.


HYATT VENTURES, INC.                        INTERACTIVE FLIGHT
                                            TECHNOLOGIES, INC.


By:__________________________               ___________________________________
                                            By:  Michail Itkis
Its: ________________________               Its: Chief Executive Officer




We consent to the termination of all of the rights and obligations of Hyatt under the Shareholders' Agreement.


____________________          ____________________          ____________________
Michail Itkis                      Yuri Itkis                    Boris Itkis